UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 21, 2008 (August 8, 2008)
The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of principal executive offices)	(Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 8, 2008, each of Barry W. Sanders, Executive Vice President, North America of The Scotts Miracle-Gro Company (the “Company”), and Denise S. Stump, Executive Vice President, Global Human Resources of the Company, established a Rule 10b5-1 sales plan (each, a “Plan”) with a broker pursuant to the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. Each of Mr. Sanders and Mrs. Stump has contracted with the broker to sell certain common shares of the Company which will be acquired pursuant to the vesting of performance share awards and/or restricted share awards during the months of September and October 2008. The Plans are intended to permit the executives to administer their financial planning in a pre-arranged manner which complies with federal securities laws and the Company’s Insider Trading Policy. Neither Mr. Sanders nor Mrs. Stump will have control over the price or timing of the sales of common shares of the Company under their respective Plans.
The common shares subject to Mr. Sanders’ Plan will be acquired pursuant to a performance share award that will vest on September 30, 2008 based upon the satisfaction of performance criteria verified by the Company and upon the vesting on October 12, 2008 of restricted shares granted to Mr. Sanders on October 12, 2005. Pursuant to the Plan, between 5,000 and 10,000 common shares of the Company underlying the performance award (with the maximum number of common shares which may be sold depending on the level of the performance criteria verified by the Company as satisfied) may be sold between October 1, 2008 and November 17, 2008 and as many as 4,200 common shares of the Company underlying the restricted share award may be sold between October 13, 2008 and October 15, 2008. Mr. Sanders’ Plan will terminate on the earlier to occur of November 17, 2008 or the completion of the sales contemplated by the Plan.
The common shares subject to Mrs. Stump’s Plan will be acquired upon the vesting on October 12, 2008 of restricted shares granted to Mrs. Stump on October 12, 2005. Pursuant to the Plan, as many as 1,000 common shares of the Company underlying the restricted share award may be sold between October 13, 2008 and October 15, 2008, at which time her Plan will terminate.
Specific sales transactions effected under the Plans will be reported by Mr. Sanders and Mrs. Stump through individual Rule 144 and Form 4 filings with the Securities and Exchange Commission, as appropriate.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: August 21, 2008	By:	/s/ Vincent C. Brockman

	Name:	Vincent C. Brockman
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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